UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 22, 2005

STEN Corporation

(Exact name of Registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-18785	41-1391803
(Commission File Number)	(I.R.S. Employer
Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (763) 755-9516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2-8 are not applicable and therefore omitted.

Item  1.01                                          Entry into a Material Definitive Agreement.

On November 22, 2005, STEN Acquisition Corporation (the “Lender”) entered into a Loan and Merger Option Agreement (the “Agreement”) with Site Equities International, Inc (the “Borrower”) and Borrower’s wholly-owned subsidiary, Paycenters, LLC (“Paycenters”).  The Lender is a newly created wholly-owned subsidiary of STEN Corporation (the “Company”).  Paycenters is engaged marketing and selling kiosks products used to facilitate bill payment and other financial transactions in retail locations.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Under the Agreement, the Lender will make a loan of an aggregate amount of $2,000,000 to the Borrower, which loan will be disbursed in three installments with $800,000 being disbursed on the date of the Agreement.  The loan is evidenced by a promissory note (the “Note”) attached hereto as Exhibit 10.2.  Additional installments of $800,000 and $600,000 will be disbursed on or following on January 16, 2006 and March 16, 2006, respectively, provided that certain conditions are met.  Interest will accrue on the outstanding and unpaid principal amount of the loan at a rate of 8% per annum.  The Borrower will make interest only payments beginning on December 15, 2006 and continuing on June 15 and December 15 of each year thereafter until December 15, 2010, at which time the outstanding principal and accrued and unpaid interest under the loan is due and payable.  However, if the Lender notifies the Borrower that it intends to exercise its merger option (as described below), interest payments will be suspended for certain periods.  If the merger becomes effective, the note evidencing the loan will be cancelled and all outstanding principal and interest owed under the loan will be deemed to have been paid in full as of the effective date of the merger.  The loan is guaranteed by Paycenters pursuant to a Guaranty attached hereto as Exhibit 10.3 and secured by all of the assets of Paycenters pursuant to a Security Agreement attached hereto as Exhibit 10.4.  The Borrower has also pledged the membership interest in Paycenters to the Lender as collateral for the loan pursuant to the Pledge Agreement attached hereto as Exhibit 10.5.  Amounts under the loan are subordinate to certain other debt of Borrower pursuant to the Debt Subordination Agreement attached hereto as Exhibit 10.6.

Pursuant to the Agreement, the Borrower and Paycenters granted to the Lender the right and option to cause the Borrower and Paycenters to merge with and into Lender.  Upon the consummation of the merger, the separate existence of the Borrower will cease and the Lender will continue after the merger as the surviving entity and Paycenters will exist, immediately after the merger, as a wholly-owned subsidiary of the Lender.  The merger option is exercisable in the sole discretion of the Lender at any time on or after the date of the Agreement, but no later than 270 days following disbursement of proceeds under the final installment of the loan.  If the Lender notifies the Borrower and Paycenters that it will pursue the merger option, the Lender and its advisors will have access to the facilities, properties, books, records and all other information of the Borrower during normal business hours.

Upon the Lender’s exercise of its merger option, the Borrower will execute and deliver an agreement and plan of merger (the “Plan of Merger”), the terms of which are attached to the Agreement and containing such other customary terms and conditions reasonably acceptable to the Lender.  The Plan of Merger will contain provisions regarding the composition of the Board of Directors of the Company following the merger and employment agreements with certain executives of Paycenters.  Pursuant to the Plan of Merger, shareholders of the Borrower will receive as common stock of the Company as merger consideration.  The number of shares of common stock to be received by the Borrower’s shareholders will be such that the Company’s shareholders immediately prior to the merger will own 50.25% of the common stock outstanding of the Company after the merger and the Borrower’s shareholders immediately prior to the merger will own 49.75% of the common stock outstanding of the Company after the merger.  The percentage ownership of the Company’s shareholders and the Borrower’s shareholders will be determined on a fully diluted basis, and are subject to adjustment, as described below, for cash contribution by the Company to the Lender.  Immediately prior to the effective date of the merger, the Company will pay at least $3,000,000 in cash to the Lender.  The Company may, in its sole discretion, pay an amount greater than $3,000,000, with any such additional payments to the Lender made in increments of $1,000,000 and not exceeding a maximum of $15,000,000.  For each $1,000,000 in excess of $3,000,000 paid by the Company, the percentage ownership of the Company owned by the Borrower’s shareholders immediately after the merger will decrease by 125 basis points.  The parties have agreed to use their commercially reasonable best efforts to cause the merger to occur within 120 days following the deliver of the Lenders confirmation of its notice of intent to exercise the merger option and it is an event of default under the note if the Borrower fails to obtain all required approvals from its shareholders within sixty days following delivery by the Lender of the such confirmation notice.

In connection with the merger, three shareholders of the Borrower, Ken Antos, Mark Hill, and Arthur Petrie, entered into a Voting Agreement, attached hereto as Exhibit 10.7, agreeing to vote the capital stock held by each for the approval of the merger and related transactions.

In connection with the Agreement, the Lender entered into letters of understanding with each of Kenneth Antos and Mark Hill in the form attached hereto as Exhibit 10.8, pursuant to which each of Mr. Antos and Hill will remain employed by the Borrower for the period during which the Lender may exercise its merger option, but their existing employment agreements with the Borrower will be suspended in favor of the terms of the letter of understanding.  The letters of understanding also contain certain provisions regarding the salary, benefits and severance benefits available to each employee and provisions regarding employment with the Lender following the merger.

On November 28, 2005, the Company issued a press release regarding the Agreement and the transactions contemplated thereby, which press release is attached hereto as Exhibit 99.1.

The above summaries of the agreements between and among the Lender, the Company, the Borrower and Paycenters do not purport to be complete and are subject to and qualified in their entirety by reference to the text of each of the transaction documents, which are included as exhibits to this filing.  Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 are incorporated by reference into this Item 1.01.

Item  9.01                                          Financial Statements And Exhibits.

Exhibit	Description
10.1	Loan and Merger Agreement dated November 22, 2005 by and between STEN Acquisition Corporation, Site Equities International, Inc. and Paycenters, LLC
10.2	Promissory Note dated November 22, 2005 by Site Equities International, Inc. as maker and STEN Acquisition Corporation as payee
10.3	Guaranty dated November 22, 2005 by and between STEN Acquisition Corporation and Paycenters, LLC
10.4	Security Agreement dated November 22, 2005 by and between STEN Acquisition Corporation and Paycenters, LLC
10.5	Pledge Agreement dated November 22, 2005 by Site Equities International, Inc. in favor of STEN Acquisition Corporation
10.6	Debt Subordination Agreement dated November 22, 2005 by and between STEN Acquisition Corporation and Arthur Petrie
10.7	Form of Voting Agreement dated November 22, 2005 by each of Kenneth Antos, Mark Hill, and Arthur Petrie and STEN Acquisition Corporation
10.8	Form of Letter of Understanding dated November 22, 2005 between STEN Acquisition Corporation and each of Kenneth Antos and Mark Hill
99.1	Press Release issued on November 28, 2005 by STEN Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION

	By:	/s/ Mark Buckrey
Mark Buckrey
Chief Financial Officer

Dated: November 28, 2005